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This filing relates to a planned merger between Alkermes, Inc. and the global drug delivery technologies business of Elan (known as “EDT”) (such combination, the “Business Combination”) pursuant to a Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”) by and among Elan Corporation, plc (“Elan”), a public limited company incorporated in Ireland, Antler Science Two Limited, a private limited company incorporated in Ireland, Elan Science Four Limited, a private limited company incorporated in Ireland, EDT Pharma Holdings Limited, a private limited company incorporated in Ireland, EDT US Holdco, Inc., a Delaware corporation, Antler Acquisition Corp., a Pennsylvania corporation and direct wholly owned subsidiary of U.S. Holdco, and Alkermes, Inc., a Pennsylvania corporation. The businesses will be combined under New Alkermes, a new holding company incorporated in Ireland that will be re-registered as a public limited company, and renamed Alkermes plc, at or prior to the completion of the Business Combination. The Business Combination Agreement is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by Alkermes, Inc. on May 9, 2011.
The following is the transcript of an investor presentation made on June 21, 2011 at the NASDAQ OMX London Investor Program by James Frates, Senior Vice President, Chief Financial Officer and Treasurer of Alkermes, Inc.
Forward Looking Statements
Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Alkermes, Inc. cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving EDT and Alkermes, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alkermes, Inc.’s stockholders to approve the transaction; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of Alkermes plc following completion of the proposed transaction; Alkermes plc’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies. Additional information and other factors are contained in Alkermes, Inc.’s filings with the Securities and Exchange Commission, including Alkermes, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov. Alkermes, Inc. disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.
Important Additional Information and Where to Find It
This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
In connection with the proposed merger, Alkermes plc will file with the SEC a registration statement on Form S-4 that will include a preliminary prospectus regarding the proposed merger and Alkermes, Inc. will file with the SEC a proxy statement in respect of the proposed merger. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Alkermes, Inc.’s stockholders in connection with the proposed merger. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALKERMES, EDT AND THE PROPOSED MERGER. You may obtain a copy of the registration statement and the proxy statement/prospectus (when available) and other related documents filed by Alkermes and Elan with the SEC regarding the proposed merger as well as other filings containing information about Alkermes, Elan and the merger, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alkermes, Inc.’s Investor Relations department at Alkermes, Inc., 852 Winter Street, Waltham, Massachusetts 02451, Attn: Investor Relations or to Alkermes, Inc.’s Investor Relations department at (781) 609-6000 or by email to financial@alkermes.com. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from Alkermes, Inc.’s website at www.Alkermes.com under the heading “Investor Relations” and then under the heading “SEC Filings”.
Participants in Solicitation
This communication is not a solicitation of a proxy from any Alkermes, Inc. shareholder. Alkermes, Inc. and its directors, executive officers and certain other members of management and employees may, however, be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in respect of the proposed merger will be set forth in the registration statement and the proxy statement/prospectus when it is filed with the SEC. You can find information about Alkermes, Inc.’s directors and executive officers in its definitive proxy statement filed with the SEC on July 29, 2010. You can obtain free copies of these documents as described above.

Final Transcript
Conference Call Transcript
ALKS — Alkermes Inc at Nasdaq OMX London Investor Program
Event Date/Time: Jun 21, 2011 / 07:30AM GMT

CORPORATE PARTICIPANTS
Jim Frates
Alkermes Inc. — Senior Vice President, CFO & Treasurer

PRESENTATION

Unidentified Speaker
We’re going to get started with the next presenter. We have Alkermes and here presenting with us is Jim Frates who is the Chief Financial Officer, he directs Finance and Corporate Communications for the Company. And during his term, he has raised substantial public capital and acquired the pulmonary drug delivery, Advanced Inhalation Research.
Let’s welcome Jim. Thank you.

Jim Frates - Alkermes Inc. — Senior Vice President, CFO & Treasurer
Thank you. Good morning, everybody. It’s great to be here in London to talk about Alkermes, particularly with our recent announcement about our proposed merger with Elan Delivery Technology based in Dublin.
So I will make forward-looking statements this morning. It’s awfully hard to talk about a biotechnology company without talking about forward-looking statements. But we take those statements seriously, as should you. And you should see our disclosures outlined in our 10-K and 10-Q and other filings of the SEC before making an investment decision.
I should also say that this does not constitute a proxy statement or a solicitation related to our merger. That document will be filed under an S-4 with the SEC quite soon, and again you should read that document quite thoroughly. It’s almost 200 pages long and will provide all sorts of background on the merger, etc., and also the risks associated with that, and the complexities of the merger of putting these two international companies together. So again, I suggest you read that proxy statement when it’s filed and updates that will come periodically through the process.
So with that, let me turn to the transaction itself. It’s really quite an exciting transaction, especially here in London, it seems like transformational is a word that comes up quite frequently. I’ve looked on my dictionary and there doesn’t seem to be a definition about what exactly a transformational deal is, but apparently we have done one.
Financially, it’s a very, very strong deal for us and that’s where we started our work, where we started to look at the EDT business. The impressive cash flows that they have, the very strong EBITDA that this company generates; it was one that was very attractive. So it’s immediately accretive to us.
From a financial perspective, clearly when you look at our background and you put the two companies together, that’s really something that’s quite exciting. So we’ve talked about, on a pro forma basis, this is really just adding the two companies together without any of the associated deal costs and expenses or synergies on fiscal year 2012. And I’ll remind you that Alkermes is on a March year-end. The company should have $450 million tied together, and $70 million or $80 million in EBITDA, so a very, very strong company financially.
The other thing is, the company will be incorporated in Ireland [as reported]. We’ll be able to have that efficient structure with worldwide access to pharmaceutical partners [from] to the market and, I think, an efficient Irish [tax rate] moving forward.
Operationally, the companies fit very nicely together. Elan has a long experience with formulating products, many, in fact all, they have licensed out. But many of their products in their portfolio they were developed internally so they have a very, very high quality and experienced group of drug formulators and developers; in fact four years they’ve in this business.
Alkermes has been in the business roughly 20 years and has a similar, I think, pedigree, working with the world’s best pharmaceutical companies, delivering products that make very, very important differences in the lives of patients. And that’s ultimately the key thing. Together, as well, we also have a focus in CNS, and on developing CNS portfolio which, as we look at the combined company with the ability to take some of these products moving forward now, in Alkermes we have a commercial organization. It’s a nascent one, but one that’s growing nonetheless.
As we sell VIVITROL in opioid-dependence in the United States, we’ll be able to build on our long-term development capabilities and commercial capabilities. And so those are redundancies that won’t need to be built separately at EDT.
We’ll be operating on a new scale with roughly 1,200 employees; three large-scale and very high quality manufacturing sites across the world, the largest one in Athlone in Ireland; our facility in Wilmington, Ohio, which does injectable products and sterile fill, something that EDT doesn’t do; and then their expertise rounded out in the delivery of oral tablets with their facility in Gainsville, Georgia. So we will have R&D concentrated in Waltham, Mass. where we are; and that key manufacturing component around the world, something that’s very, very important.

The other thing that we liked is the company has really five pillars that we’re talking about, five major products. And something about these products is very important as well. They all have long patent life. As one looks around, generally in the mid-cap range you find companies with exposure to products, either one product exposure, very, very concentrated risk with perhaps a very exciting growing product. Or you have products with a patent cliff that’s within our investment horizon.
The first patent that we have to worry about in this portfolio of five is 2019, with INVEGA SUSTENNA. RISPERDAL CONSTA goes to 2023 in the United States actually, 2021 in Europe. And you can see here 2025 with BYDUREON, 2029 with VIVITROL; and a new patent in the United States, 2026, with AMPYRA. So they all have long patent lives.
They’re all, really I would argue, first in class, or best in class, like products. They have very, very limited competition when one looks at these products. They all are in markets that are very important. And they’re all generally within CNS except for BYDUREON, but we’re obviously very excited about BYDUREON.
So I won’t take through each of these products in turn but AMPYRA, VIVITROL for opioid dependence, BYDUREON coming in the diabetes field, GLP-1 agonist, RISPERDAL CONSTA, and INVEGA SUSTENNA, the leading long-acting atypical anti-psychotics.
The other thing these things have in common are their high royalty rates. The high economic value that inures to the benefit of our shareholders, both at Alkermes and EDT; 18% royalty on AMPYRA. VIVITROL is owned 100% commercially by Alkermes. And 8% royalty, pure royalty, on BYDUREON; roughly 5% to 9% royalty rates on INVEGA SUSTENNA; and a 10% royalty rate on RISPERDAL CONSTA. So these are very, very important products. They’re at the early stage of their launch cycle.
And then another important thing is barring BYDUREON in the United States, because we recently received recommendation from the CHMP, or our partners did, Amylin and Lilly, in Europe for approval. So the only regulatory risk that is outstanding with these five products at their early life is BYDUREON approval in the United States. So again, those regulatory risks are very real in our industry as we all have learned too many times.
So to have this portfolio of products so far along, with such bright prospects ahead is very, very important for us. And this is the engine, this is the driver of the combined company. And, frankly, the expansion of our EBITDA margins, because that’s the other thing.
Not only do we see growing top-line, but we see, with the addition of BYDUREON and INVEGA SUSTENNA particularly, with those 100% royalty products, so no costs associated with the products from the Alkermes plc perspective, that expanding margin is something that we see as quite attractive.
Talk about quickly each of these products in turn. And one of the things that had us so excited about the EDT business as we looked at it is, again, there are two key products, AMPYRA and INVEGA SUSTENNA, at the early stage of their growth life cycle. And you can see the first year and a small amount of the quarter back in Q1 2010 for AMPYRA sales.
This is a treatment for walking in MS patients. It’s very unique. It expands the scope of our activity in the central nervous system areas and into MS. Both Acorda and Biogen are partners for this product and a very nice patent life; and I should mention too that this product is manufactured by EDT in Athlone with very, very nice net margins.
VIVITROL, a once-monthly treatment for opioid dependence and alcohol dependence; this is a very exciting product with, I think, a lot of upside potential as we look at it. So far, our sales have been relatively modest. The full fiscal year we approached roughly $29 million in sales, but we had only a few months of the approval in opioid dependence along with us. And that is really just beginning in the United States, this market for opioid dependence.
If you look at the market for that, sadly it is growing all too quickly. The abuse of prescription opiates, both in the United States and around the world, is a very, very major problem. It’s a health problem. It’s a law enforcement problem.
And the market for drug treatments for the treatment of opioid dependence right now is really only in the agonist therapy. So you can use replacement therapy; replace one agonist with another. But you’re not dealing with the baseline addiction and people can top up or continue to abuse opioids really at will, and sadly they do all too often.
The challenge with opioid dependence is very quickly because of the tolerance one exhibits with opioids, you’re very quickly on a one-way ticket, sadly, either to the emergency room or to an engagement with law enforcement, and those engagements generally end up very, very badly.
So this is a major medical problem. Almost 2 million people have this issue in the United States and we are the first long-acting injectable antagonist.
In fact, the label that we received from the FDA for the prevention of relapse after opioid detoxification is very, very important and one that we’re excited to bring to a broader market.
Long patent life; a new paradigm that physicians have to use to treat opioid dependence with an injection with an antagonist and one that’s going to take some time for physicians to use; but we’ve got nothing but extraordinary feedback from the market, the practitioners in this field. And we look forward to bringing VIVITROL forward more broadly.

So BYDUREON, this is a product I’m sure you know; a once-weekly formulation of BYETTA, exenatide. This will be the first real long-acting weekly version. The other version of BYETTA has been a twice-a-day injection, but the other competitive product, Victoza from Novo Nordisk, is a once-a-day injection.
And recommendation came in April, so any day now, hopefully, we’ll see the approval coming and the launch in Europe over the next few weeks and months; a planned US resubmission after the complete response letter in the second half of 2011; and long patent life; and, as I mentioned, a very, very attractive royalty rate with us. So we get 8% of net sales around the world and Amylin will manufacture the product for the Alliance.
So we’re very excited about this. Diabetes, sadly, is a major medical problem, growing at exorbitant rates through the United States and the developed world, and even in the developing world, sadly. It’s a disease of the Western diet and, unfortunately, in the United States we partake all too much of that Western diet.
So the nice thing about BYDUREON, I think, the weekly embodiment of this drug can help people deal with their diabetes and to be more compliant. And also the long-acting form, the wave of release, seems to have many advantages over the products that have come before. So much lower rates of nausea, very high rates of HbA1c control and very low rates of hypoglycemia and high rates of weight loss.
So that iron triangle of diabetes where, when you treat the HbA1c and you begin to get the blood sugar under control, you have higher weight gain or hypoglycemia is really, for the first time, addressed in quite a new way with these GLP-1 agonists and we think the weekly dosage form is going to be very, very important.
Also on the longer term we’re developing a monthly form with our partners in Amylin, which is something that’s also, we think, quite exciting.
RISPERDAL CONSTA, staying at the high level here; the first long-acting atypical antipsychotic approved around the world. It’s approved in 90 countries. It’s a 1.5 billion-plus product and currently as it grows, almost the second largest, but currently the third largest product, in J&J’s portfolio. A very important product for them. Long patent life, again.
It’s very clear that treating with long-acting injections improves outcomes with schizophrenia, which is why you’ve seen such a large adoption in the European countries, where there are central payers and central decision makers.
Interestingly, two-thirds of the sales come from outside the United States versus one-third in the US; very unique compared to most pharmaceutical products. And a very, very small market share in the US. So there’s plenty of room to grow in this class and we think RISPERDAL CONSTA is going to be here for a long time.
One of the great things about this transaction is that the one major competitive product that people were concerned about when they looked at RISPERDAL CONSTA was INVEGA SUSTENNA. This is a product that J&J developed to continue their franchise in atypical antipsychotics, really a follow-on product, INVEGA, that they developed after RISPERDAL went generic; and INVEGA SUSTENNA was developed with EDT’s technology, the NanoCrystal Technology.
So this is a monthly injection compared to the two-week injection for CONSTA. Various again, it’s INVEGA; it’s not RISPERDAL. And while they’re not directly competitive, as many people have thought, the nice part is this launch of INVEGA SUSTENNA in the United States, at any rate, has grown the market somewhere in the range of 10% or 15%.
J&J has not disclosed exact sales yet for INVEGA SUSTENNA. It’s not big enough in their world, their multi-billion dollar world, but if you look at IMS data and prescription trends, I think you get the sense, the math we’ve done and others have done is that the overall market has grown by about 10% or 15% in the United States with the introduction of SUSTENNA about 18 months ago.
So it’s recently approved in Europe and we’re looking forward to that rollout as a combined company because, again, we think broader penetration rather than the four or five orals that generally patients start on and move between, oftentimes before they start on injection. And we think injections ought to be used earlier and earlier in the disease cycle because they have better outcomes.
They lower the relapse rate, according to much published data from J&J, and many others, frankly. They lower the relapse rate. They keep patients compliant and they seem to do better, not just from their disease but also from a pharmaco-economic perspective. If you can lower hospitalization rates, you can alter the course of the disease and lower the costs over time.
So with INVEGA SUSTENNA, actually the net economics to the Company are roughly the same, which is also obviously very good for us. So we’re — going forward, we will essentially be indifferent and actually quite interested in J&J’s continued plans to, again, shift market share to long-acting preps for that more effective treatment that they see, based on their results. And we look forward to being part of this exciting franchise for many years to come.
So briefly, now, on the overall CNS portfolio, and we can delve into this perhaps with some questions, but I should also perhaps say that in July we’re going to be having an Analysts’ Day in Boston and we’re going to delve into the deal at a deeper level once our S-4 is filed and we’re going to be delving into our pipeline a little bit, as we actually have some data coming up in just the next few weeks on our pipeline.

Again, CNS focus, we think all areas where Alkermes, the combined company, has the potential to field a reasonably sized sales force. There’s some areas where it will make sense to partner broadly with pharmaceutical companies to call on a broader range of primary care physicians, but targeted areas.
For instance, in schizophrenia we’re developing ALKS 9070, which is a long-acting form of ABILIFY; ABILIFY is a multi-billion dollar product. Again, oral tablet and a long-acting monthly prep is our target.
We’ll have data this June, in fact, so just in the next few weeks, the first Phase 2A study. That’s 32 patients, monthly dose, single-dose injection but, nonetheless, with our knowledge of long-acting injections we ought to be able to see some critical factors — the consistency of the dosing, patient-to-patient variability, the long-acting PK profile of ari-piprazole.
Because the nice thing about each of our development programs, we think, is that we can answer very, very important questions early on. So early on in Phase II, we can tell we have a monthly ari-piprazole or not. The nice thing is we don’t have to answer the question about whether ari-piprazole treats schizophrenia; we know that. Very well known drug, very widely used. So if we get a monthly prep, we feel like we have a very straightforward development pathway.
Not without risk obviously because the development work needs to be done and safety tolerability etc. need to be established. But once you see that monthly release of ari-piprazole, we feel quite excited about the opportunity for that product. So that’s a key product, data coming out soon.
We have ALKS 33, which is developed in combination with buprenorphine for depression. We recently started a treatment there and we are running a study that will be done this summer in binge eating.
Again, binge eating will be the third diagnosable eating disorder in the DSM-5 criteria and it’s a major medical problem. It’s really a psychiatric driven issue, so we’re in the psych division here to look at bingeing, which really has nothing to do with [society], so a very interesting approach we think.
33 is a very interesting compound. We’re looking for the right place to develop it in reward disorders. We’ve already tested it in alcohol dependence and it came out with very, very good results in a couple hundred patients Phase II study. We’re also treating it in combination with buprenorphine for addiction, which NIDA is funding, so 33, very interesting. We’ll have a lot of data on 33 through the course of the year.
In the pain area, EDT has two very interesting compounds, meloxicam IV, which has been in two Phase IIs and we’re now looking at the design of the Phase III, but a fast onset, long acting, 24 hour NSAID potentially, which will be very good.
It will be opiate sparing and it will allow you to send people home from the hospital after those first — the surgery center after a day’s surgery and you can send them home for 24-hour coverage with an NSAID potentially instead of an opiate. So opiate-sparing pain medications are something, I think, for obvious reasons, we’re quite interested in.
And then ZX002, a pure form of hydrocodone, which is being developed by Zogenix and is in Phase III right now; another interesting pain compound, filling a niche in the market. This one’s partnered but with a high double-digit attractive royalty from the EDT side. So two products in the pain area, which we like.
And then ALKS 37, which is our product for opiate-induced constipation. Very interesting area, a new chemical entity designed from the bottom up by Alkermes. Seen results in a preliminary Phase II and we’re moving quickly to more pivotal studies with ALKS 37; finding the right dosage strength and moving forward there.
This is a competitive market but one, we think, we have the edge in because of the targeted and new approach with ALKS 37 and we look forward to that. It’s one that big pharma is obviously very interested in.
So broad CNS portfolio, a very thin look at it this morning but we believe that not only will we be known for our top line and bottom line growth but the goal is to develop a pipeline of interesting products because we think that’s how one creates value in this industry.
Long patent lines, distinct products that can’t be generically substituted that bring important outcomes to patients and physicians. We think this pipeline, we have the opportunity to develop some on our own and to develop some with further pharmaceutical partners at late-stage type deals that’ll bring in nice long-term royalties for us as a Company if we decide to move them out.
So this is a strong a strategic fit for us. The EDT business and the Alkermes business fit together very nicely. The Company will be positioned for growth. It really does transform Alkermes from a Company that’s been investing in R&D and waiting for our pipeline to grow and expand with VIVITROL and BYDUREON.
It provides us with two additional key products AMPYRA and INVEGA SUSTENNA at the beginning of their growth cycle, which will be very important for us.
Complementary capabilities both in development and manufacturing, a CNS-focused pipeline which we think will evolve into a very exciting one as we get more data here in the next six to 12 months, and the capability to prudently invest in those assets and carry the ones forward which we’d like to do.

I’m sure many of you know EDT has an established track record of profitability. Over the last five years, they’ve actually contributed over $500 million in EBITDA cash flow in earnings to Elan and while that has helped to grow Elan over time, as they decrease their debt burden and we seek as a Company to deliver that cash flow to our bottom line with growth, we think that’s a very exciting deal for us.
So they have a broad group of diversified revenues. They have been carved out in the financial statements of Elan over the last three years, so you can certainly find more detail on the EDT business in those financial statements and soon in our S4.
And talk about the purchase price a little bit. $500 million in cash, 31.9 million shares which is 25% of the pro forma company on a shares outstanding basis after the deal. We’re in the market now with the debt financing. We’re going to finance $400 million or $450 million of debt. The nice thing is this Company can support the cash flows with very modest leverage ratios.
There’s roughly $20 million in synergies as we consolidate some of the R&D, so this is not, as I mentioned, a deal driven by synergies, but there will be some. We expect the transaction to close in the September, October timeframe this year if all goes well.
We’ll file the S4 in the next days, this week or next week. We’re on schedule to do that I believe. Then we’ll have that reviewed by the SEC and we’ll have an Alkermes shareholder vote after that.
So just a moment on the financial strength of the Company; we’ve talked about our pro forma revenues, roughly $450 million and adjusted EBITDA of $80 million and that adjustment is really pulling out non-cash compensation expense beyond the depreciation and amortization.
Pro forma revenues we hope are going to grow at double-digit growth rates in fiscal ‘13 and beyond, so a year of single-digit growth as the products begin to launch and then in fiscal ‘13, again, ending March 31, fiscal ‘13 we’ll begin to see double-digit growth in revenues we believe.
We think that our margins are going to be able to expand. So the expectation is that they’ll be in the range of 15% to 20%, where they are on a pro forma basis now, but that they’ll be able to expand up to the 30% to 35% range as we start the lifecycle of these products and start to deliver on some of that promise. I mentioned the synergies earlier. I do want to leave some time for questions.
So this is probably my favorite picture of the deal. It is fairly straightforward. The light blue is Alkermes on a standalone basis, revenues on the left, adjusted EBITDA on the right and the graphic speaks for itself about where it starts today.
The nice thing is, as you look, oftentimes you’ll see deals where well, you might be accretive in the first year or the second year and then that accretion starts to tail off. Really, as we modeled out five to seven years, the accretion works on the top line and the bottom line in every year. As we pull this business, this very attractive business out of Elan and put it together with a company where it really matches quite nicely, we get the benefits of that transaction as we move forward.
Another important graphic, the concentration of revenues; so on the left is Alkermes today, roughly 84% of our revenue coming from RISPERDAL CONSTA and on the right is the pro forma revenue; again it’s based on calendar year 2010 now, RISPERDAL CONSTA is only 34% of the revenues. So again, diversifies, lowers our risk but also, we do that by essentially buying up stakes in AMPYRA and INVEGA SUSTENNA, which are two attractive products again in their growth phase.
So again, a transformational deal financially; I think it’s fairly self-evident. Operationally, the companies really fit nicely together. We were able to take a square hole that was Alkermes and put the square peg from EDT in it because, as we carve the business out, we took only those things which made sense to put together, so that’s very important for us.
We think we’ll be growing with employees and revenues and earnings and expanding margins. That’s a quite exciting prospect for us.
So I have 3.5 minutes I believe for questions, so I’m sorry I ran over a little bit. A lot to cover but we hope that you’ll take a look at the business because the two businesses together, I still think the market needs to digest this and there’s a lot of layers to this transaction. The more we peel back, the more we like, so we look forward to communicating that with you as we go forward.
Any questions this morning? It went pretty fast. No?
Well again, thank you very much for your attention. I should say too that with our new base in London as a plc, we’ll be spending a lot of time here and there’s two representatives, Shane Cooke and [Harm Hensing] from EDT here, they’ll both be joining the Company. We look forward to maybe seeing you in the hallways or with one-on-one meetings later today.
Thanks very much.

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